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                                                                    EXHIBIT 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS

    We consent to the use in this Registration Statement on Form S-3 of our reports dated January 26, 2001 relating to the consolidated financial statements and consolidated financial statement schedule of Rudolph Technologies, Inc., which appear in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

                                          /s/ PricewaterhouseCoopers LLP
Florham Park, New Jersey

February 8, 2001